Exhibit B-7

                          AMENDMENT


    This AMENDMENT, dated as of March 31, 2004 (this
"Amendment"), is made to that certain Credit Agreement, dated as of November 10, 2003 (the "Credit Agreement"), among The Connecticut Light and Power Company, Western
Massachusetts Electric Company, Yankee Gas Services
Company, Public, Service of New Hampshire (collectively, the "Borrowers"), the financial institutions (the "Lenders") from time to time party thereto, and Citibank, N.A., as administrative agent for the Lenders (the "Administrative Agent").

                         WITNESSETH:

     WHEREAS, the Borrowers, the Lenders and the Administrative Agent have previously entered into the Credit Agreement;

     WHEREAS, the Borrowers have requested that the Lenders agree, to modify certain requirements of the Credit Agreement, and the Lenders are willing to agree to such modification, subject to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    SECTION 1. , Definitions. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

    SECTION 2. Amendment (a) Effective as of the date hereof, and subject to the satisfaction of the conditions precedent set forth in
Section 3 hereof, paragraph (b) of Section 7.03 of the Credit Agreement is amended and restated in its entirety to read as follows:

     "(b) Interest Coverage Ratio. Maintain, as of the end of each Fiscal Quarter, with respect to the four Fiscal
Quarters then ended, a ratio of Consolidated EBIT to Consolidated Interest Expense of at least: (i) in the case of each Borrower other than Yankee for each Fiscal Quarter, and in the case of Yankee for each Fiscal Quarter ended on or prior to December 31, 2003, 2.25:1:00, and (ii) in the case of Yankee for each Fiscal Quarter ended on or after March 31, 2004, 1.75:1:00."

    SECTION 3. Conditions of Effectiveness. Section 2 of this Amendment shall become effective as of the date first set forth above (the "Amendment Date") when each of the following conditions shall have been fulfilled:

         (i) each of the Lenders and the Borrowers shall have executed and delivered to the Administrative Agent a counterpart of this Amendment; and

         (ii)  the following statements shall be true and correct:

              (A) the representations and warranties set forth in Section 4 hereof are true and correct on and as of the Amendment Date as though made on and as of such date; and

              (B)  no event has occurred and is continuing
         that constitutes an Unmatured Default or an Event of Default.

    SECTION 4. Representations and Warranties. Each Borrower represents and warrants that (a) the representations and warranties made by it in
Article VI of the Credit Agreement (with each reference therein to (i) "this Agreement", "hereunder" and words of like import referring to the Credit Agreement being deemed to be a reference to ibis Amendment and the Credit Agreement as amended hereby and (ii) "Loan Documents", "thereunder" and words of like import including the Credit Agreement within their meaning being deemed to include within their meaning this Amendment and' the Credit Agreement as amended hereby) are true. and correct on and as of the Amendment Date as though made on and as of such date, (b) no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, that constitutes an Unmatured Default or an Event of Default, (c) this Amendment has been duly executed and delivered by it, and assuming the due execution and delivery by the Lenders pursuant to due authority of this Amendment, this Amendment, the Credit Agreement and the Notes executed by it are its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, and (d) no consent, license, order, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by it of this Amendment.

    SECTION 5. Effect on the Credit Agreement and the
Notes. Except as specifically provided above, the Credit Agreement and the Notes shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement or the Notes, nor constitute a waiver of any provision of the Credit Agreement or the Notes.

    SECTION 6. Costs and Expenses. The Borrowers agree to pay on demand, in accordance with Section 10.04(e) of the Credit Agreement, all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto, and all costs and expenses (including, without limitation, counsel fees and expenses), if any, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.

    SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

    SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of the New York.

                 [Signatures on next page.]



    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                            THE CONNECTICUT LIGHT AND
                            POWER COMPANY

                            By: /s/ Randy A. Shoop
                                Name: Randy A. Shoop
                                Title:  Treasurer
                                           CL&P


                            WESTERN MASSACHUSETTS ELECTRIC COMPANY

                            By: /s/ Randy A. Shoop
                                Name: RANDY A. SHOOP
                                Title: ASSISTANT TREASURER -
                                       FINANCE

                            YANKEE GAS SERVICES COMPANY


                            By: /s/ Randy A. Shoop
                                Name: RANDY A. SHOOP
                                Title: ASSISTANT TREASURER -
                                       FINANCE


                            PUBLIC SERVICE COMPANY OF
                            NEW HAMPSHIRE

                            By: /s/ Randy A. Shoop
                                Name: RANDY A. SHOOP
                                Title: ASSISTANT TREASURER -
                                       FINANCE

                            CITIBANK, N.A., as Administrative Agent and as a Lender


                            By:  /s/ John S. King
                                 Name:  JOHN S. KING
                                 Title:  Vice President

                            THE BANK OF NEW YORK, as a Lender


                            By:  /s/ Charlotte Sohn Fuchs
                                 Name:  Charlotte Sohn Fuchs
                                 Title:  Vice President

                            BANK ONE, NA, as a Lender


                            By: /s/ Jane Bek Keil
                                Name: Jane Bek Keil
                               Title:  Director

                            BARCLAYS BANK PLC, as a Lender and Bank


                            By:  /s/ Sydney G. Dennis
                                 Name: Sydney G. Dennis
                                 Title:  Director

                            CITIZENS BANK OF MASSACHUSETTS, as a Lender


                            By:  /s/ Michael Ouellet
                                 Name: Michael Ouellet
                                 Title:  Vice President

                            COBANK, ACB, as a Lender


                            By: /s/ Raymond Haley
                                Name:  Raymond Haley
                                Title:  Vice President

                            FLEET NATIONAL BANK, as a Lender and Bank


                            By: /s/ Walter J. Marullo
                                Name: Walter J. Marullo
                                Title: Managing Director


                            JPMORGAN CHASE BANK, as a Lender


                            By:  /s/ Thomas T. Hou
                                 Name:  Thomas T. Hou
                                 Title:  Vice President

                            KEYBANK NATIONAL ASSOCIATION, as a Lender


                            By: /s/ Sherrie I. Manson
                                Name: Sherrie I. Manson
                                Title: Vice President


                            MELLON BANK, N.A., as a Lender


                            By:  /s/ Roger N.  Stanier
                                 Name: Roger N. Stanier
                                 Title:  Vice President

                            UNION BANK OF CALIFORNIA, N.A., as a
                            Lender and Bank


                            By: /s/ Dennis G. Blank
                                Name:  Dennis G. Blank
                                Title: Vice President


                            WACHOVIA BANK, NATIONAL ASSOCIATION, as a
                            Lender


                            By: /s/ Rotcher Watkins
                                Name: Rotcher Watkins
                                Title:  Managing Director